Exhibit 99(a)

CERTIFICATION OF CHIEF FINANCIAL OFFICER

      Pursuant to Section 906 of the Sarbanes-Oxley Act 2002 (18 U.S.C. 1350), the undersigned, Gail Babitt, Chief Financial Officer of Visual Data Corporation (the “Company”) has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-QSB for the quarter ended December 31, 2002 (the “Report”).

      The undersigned certifies that: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

      IN WITNESS WHEREOF, the undersigned has executed this certification as of the 14th day of February 2003.

VISUAL DATA CORPORATION

/s/ Gail L. Babitt

Name: Gail Babitt Title: Chief Financial Officer